Exhibit 99.1

FOR IMMEDIATE RELEASE

BOGOTA SAVINGS BANK AND GIBRALTAR BANK TO MERGE

TEANECK, NEW JERSEY AND PARSIPPANY, NEW JERSEY, September 3, 2020 — Bogota Financial Corp. (“Bogota Financial”) (Nasdaq: BSBK), the holding company for Bogota Savings Bank (“Bogota”), and Gibraltar Bank (“Gibraltar”) today announced the execution of a merger agreement pursuant to which Gibraltar will merge with and into Bogota. The merger is expected to increase Bogota Financial’s consolidated assets from approximately $738.7 million at June 30, 2020 to approximately $846.0 million, and more than double its branch network.

Gibraltar’s existing three branch offices will become branch offices of Bogota. Following the merger, one director of Gibraltar will join the Board of Trustees of Bogota Financial, MHC, Bogota Financial’s mutual holding company parent, and the Boards of Directors of Bogota Financial and Bogota Savings Bank. At the effective time of the merger, Robert Walsh, President and Chief Executive Officer of Gibraltar, will become the Executive Vice President and Chief Lending Officer of Bogota.

Under the terms of the Merger Agreement, depositors of Gibraltar will become depositors of Bogota and will have the same rights and privileges in Bogota Financial, MHC, as if their accounts had been established in Bogota on the date established at Gibraltar. As part of the transaction, Bogota Financial will issue additional shares of its common stock to Bogota Financial, MHC in an amount equal to the fair value of Gibraltar as determined by an independent appraisal. These shares are expected to be issued immediately prior to completion of the merger.

Joseph Coccaro, President and Chief Executive Officer of Bogota, stated “We are pleased to partner with Gibraltar, a bank with similar culture and values. We are very familiar with Gibraltar and believe the bank will be a great complement to us. This combination will be positive for both banks and ensures a stronger local banking presence throughout our communities. We look forward to having a greater impact in our market area.”

“We have always focused on our customers’ and communities’ needs,” said Robert Walsh, President and Chief Executive Officer of Gibraltar. “We feel the combined bank will be stronger than each was separately, allowing us to provide more services and convenience to our customers and the communities we serve.”

The transaction, which has been unanimously approved by the Boards of Directors of Gibraltar, Bogota Financial and Bogota, is expected to close in the first quarter of 2021. The transaction is subject to customary closing conditions, including the receipt of regulatory and Gibraltar member approvals.

On a pro forma basis, the transaction is expected to be accretive to Bogota Financial’s 2021 net income and earnings per share, inclusive of the shares issued to Bogota Financial, MHC. The transaction is projected to be accretive to fully-converted tangible book value.

Bogota was advised in this transaction by the investment banking firm of Piper Sandler & Co. and represented by the law firm of Luse Gorman, PC. Gibraltar was advised by the investment banking firm of FinPro Capital Advisors, Inc. and represented by the law firm of Stevens & Lee.

About Bogota

Bogota Financial Corp. is a Maryland corporation organized as the mid-tier holding company of Bogota Savings Bank and is the majority-owned subsidiary of Bogota Financial, MHC. Bogota Savings Bank is a New Jersey chartered stock savings bank that has served the banking needs of its customers in northern and central New Jersey since 1893. It operates from two offices located in Bogota and Teaneck, New Jersey.

About Gibraltar

Gibraltar is a federally chartered mutual savings bank that has served the banking needs of its customers in northern New Jersey since 1909. As of June 30, 2020, Gibraltar had total assets of $107.3 million, loans of $86.6 million, deposits of $82.6 million and equity capital of $12.6 million. It operates from three offices located in Newark, Oak Ridge and Parsippany, New Jersey in Morris and Essex Counties.

Forward-Looking Statements

This press release contains certain forward-looking statements about Bogota Financial, Bogota and Gibraltar. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (1) the businesses of Bogota and Gibraltar may not be combined successfully, or such combination may take longer than expected; (2) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (3) operating costs, customer loss and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; (5) the interest rate environment may further compress margins and adversely affect new interest income; (6) the risks associated with continued diversification of assets and adverse changes to credit quality; (7) general economic conditions and increased competitive pressure; (8) conditions within the securities markets; and (9) changes in legislation, regulations and policies. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Bogota Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov).

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on either Bogota’s or Gibraltar’s business or the business of the combined company. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain open. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, Bogota or Gibraltar could be subject to any of the following risks, any of which could have a material, adverse effect on its business, financial condition, liquidity, and results of operations: demand for its products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen or remain open, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; the allowance for loan losses for Bogota or Gibraltar may have to be increased if borrowers experience financial difficulties, which will adversely affect net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to Bogota or Gibraltar; cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

Neither Bogota or Gibraltar undertakes an obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Contact Information

For Bogota Financial Corp.:

Joseph Coccaro

President and Chief Executive Officer

(201) 862-0660

For Gibraltar Bank:

Robert Walsh

President and Chief Executive Officer

973-515-0885